Exhibit 16.1

November 14, 2013

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C.  20549-7561

File Number 333-148722

Dear Sirs/Madams:

We have read Item 4.01 of BOLDFACE Group, Inc.’s Form 8-K dated November 14, 2013 and we agree with the statements made concerning our firm.

Yours truly,

/s/ Friedman LLP